UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 25, 2024

CENTESSA PHARMACEUTICALS PLC

(Exact name of Registrant, as specified in its charter)

England and Wales	001-40445	98-1612294
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
Mailing address:
3rd Floor
1 Ashley Road
Altrincham
Cheshire WA14 2DT
United Kingdom
(Address of principal executive offices) (Zip code)
Registrant's telephone number, including area code: +1 (617) 468-5770
Former name or address, if changed since last report:
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.002 per share	CNTA	Nasdaq Stock Market, LLC*
American Depositary Shares, each representing one ordinary share, nominal value £0.002 per share	CNTA	Nasdaq Stock Market, LLC
*Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market, LLC.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 25, 2024, the Company held its 2024 Annual General Meeting (the “Annual General Meeting”). Proxies were solicited pursuant to the Company’s definitive proxy statement filed on May 9, 2024 (the “Proxy Statement”), with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934, as amended. The number of ordinary shares entitled to vote at the Annual General Meeting was 113,261,213. The number of shares of ordinary shares present or represented by valid proxy at the Annual General Meeting was 88,952,125, thus establishing a quorum for the Annual General Meeting. All matters submitted to a vote of the Company’s shareholders at the Annual General Meeting were approved and the director nominees were elected. The voting results reported below are final.

Ordinary Resolutions	For	Against	Withheld	Broker Non-Votes
To re-appoint as a director, Francesco De Rubertis, Ph.D., who retires by rotation in accordance with the Company’s articles of association.	67,765,652	8,942,960	12,521,500	—
To re-appoint as a director, Saurabh Saha, M.D., Ph.D., who retires by rotation in accordance with the Company’s articles of association	76,363,186	345,426	12,521,500	—
To re-appoint as a director, Mary Lynne Hedley, Ph.D., who retires by rotation in accordance with the Company’s articles of association.	76,585,872	137,983	12,506,257	—
To re-appoint KPMG LLP, a United Kingdom entity, as U.K. statutory auditors of the Company, to hold office until the conclusion of the next meeting at which the Company’s annual accounts and reports are laid before the Company.	88,878,408	73,717	277,987	—
To ratify the re-appointment of KPMG LLP, a Delaware limited liability partnership, as the Company’s independent registered public accounting firm, for the financial year ending December 31, 2024.	88,878,528	73,597	277,987	—
To authorize the Audit Committee to determine the Company’s auditors’ remuneration for the financial year ending December 31, 2024.	76,668,533	39,513	12,522,066	—
To receive and adopt our U.K. statutory annual accounts and reports for the financial year ended December 31, 2023 and to note that the Company’s directors do not recommend the payment of any dividend for the financial year ended December 31, 2023.	76,699,008	5,731	12,525,373	—
To receive and approve, on an advisory basis, the Company’s U.K. statutory directors’ remuneration report for the financial year ended December 31, 2023.	76,660,977	37,139	12,531,996	—

Ordinary Resolutions (continued)	For	Against	Withheld	Broker Non-Votes
To generally and unconditionally authorise the directors of the Company or any duly authorised committee of the directors, in accordance with section 551 of the U.K. Companies Act 2006, to allot shares in the Company or grant rights to subscribe for or to convert any security into shares in the Company (“Rights”) up to an aggregate nominal amount of £100,740 for a period expiring (unless previously renewed, varied or revoked by the Company in general meeting) on June 24, 2029, save that the Company may, before such expiry, make an offer or agreement which would or might require shares to be allotted or Rights to be granted and the directors may allot shares or grant Rights in pursuance of such offer or agreement notwithstanding that the authority conferred by this resolution has expired. The authority referred to in this resolution is in addition to all subsisting authorities conferred on the directors of the Company in accordance with section 551 of the U.K. Companies Act 2006, but the directors of the Company may allot shares in the Company or grant Rights pursuant to an offer made or agreement entered into by the Company before the expiry of the authority pursuant to which that offer was made or agreement entered into.	67,955,436	8,758,351	12,516,325	—
Special Resolution	For	Against	Withheld	Broker Non-Votes
To generally empower, conditional upon resolution 9 above being duly passed and pursuant to section 570 of the U.K. Companies Act 2006, the directors of the Company or any duly authorised committee of the directors to allot equity securities (within the meaning of the U.K. Companies Act 2006) for cash pursuant to the authority conferred on them by resolution 9 as if section 561 of the U.K. Companies Act 2006 and any pre-emption provisions in the articles of association of the Company (or howsoever otherwise arising) did not apply to the allotment for a period expiring (unless previously renewed, varied or revoked by the Company prior to or on that date) on June 24, 2029 save that the Company may, before such expiry, make an offer or agreement which would or might require shares to be allotted after such expiry and the directors may allot shares in pursuance of any such offer or agreement notwithstanding that the power conferred by this resolution has expired.	64,628,145	12,085,438	12,516,529	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    June 25, 2024

By:	/s/ Saurabh Saha
Name:	Saurabh Saha, M.D., Ph.D.
Title:	Chief Executive Officer